UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 12, 2016

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Enstar Group Limited (“Enstar”) has announced the launch of KaylaRe Ltd., a Bermuda-based reinsurance company that will offer a diversified range of specialty reinsurance to the global insurance market. KaylaRe Holdings Ltd. (“KaylaRe”), the parent company of KaylaRe Ltd., completed an initial capital raise of $620 million on December 15, 2016. Enstar, through its subsidiary, Cavello Bay Reinsurance Limited (“Cavello”), entered into a Subscription Agreement with KaylaRe, dated as of December 14, 2016, pursuant to which Cavello purchased an aggregate of approximately $200 million of common shares of KaylaRe. In connection with this investment, Cavello also purchased approximately $100 million of outstanding common shares of KaylaRe from Enstar’s subsidiary, Kenmare Holdings Ltd., which had previously made a $100 million investment in the company.
In connection with its investment in KaylaRe, Cavello entered into a Shareholders Agreement, dated as of December 14, 2016, by and among KaylaRe, Cavello and the other shareholders in KaylaRe, including Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P. (collectively, “Trident”) and HH KaylaRe Holdings, Ltd. (“Hillhouse”). Pursuant to the Shareholders Agreement, Cavello initially has the right to appoint one member to the KaylaRe Board of Directors. The Shareholders Agreement also provides that common shares in KaylaRe may not be transferred without the written consent of the KaylaRe Board of Directors until the earlier of five years after the date of the agreement or the consummation of an initial public offering by KaylaRe. The founding shareholders, including Cavello, have customary tag-along rights and rights of first refusal in the case of certain proposed transfers by any other shareholder and customary preemptive rights in the event of a proposed new issuance of equity securities by KaylaRe. In the event that KaylaRe has not consummated an initial public offering by March 31, 2021, Trident has the right to require Cavello and Hillhouse to purchase on a pro rata basis all of Trident’s common shares in KaylaRe at the then-current fair market value.
In connection with the investment in KaylaRe, Cavello also received a warrant to purchase up to 900,000 common shares of KaylaRe. The warrant is exercisable upon an initial public offering or listing of KaylaRe’s common shares under the Securities Exchange Act of 1934, as amended, with an exercise price of $20.00 per share.
Enstar Limited, a subsidiary of Enstar, has agreed to act as insurance and reinsurance manager to KaylaRe Ltd. Affiliates of Enstar have also entered into various reinsurance agreements with KaylaRe Ltd., and KaylaRe Ltd. will also have the opportunity to participate in future Enstar legacy transactions.
James D. Carey, a member of Enstar’s Board of Directors, is a senior principal of Stone Point Capital LLC, which serves as the manager of Trident. Trident collectively owns approximately 8.3% of Enstar’s voting ordinary shares. Mr. Carey is the sole member of an entity that is one of four general partners of the entities serving as general partners for Trident, is a member of the investment committees of such general partners, and is a member of Stone Point Capital LLC.
Investment funds managed by affiliates of Hillhouse collectively own an approximate 9.0% economic interest in Enstar, consisting of approximately 2.1% of Enstar’s voting ordinary shares as well as non-voting ordinary shares representing approximately 6.9% of Enstar’s outstanding share capital. These funds also own warrants to purchase an additional number of non-voting ordinary shares representing approximately 0.8% of Enstar’s outstanding share capital, or a collective interest of approximately 9.8% on a warrant-inclusive basis.
Enstar has previously disclosed its efforts to develop a new reinsurance company to be called Aligned Re Ltd.; Enstar is no longer pursuing that project.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement for Registrant
In connection with the transactions described in Item 1.01 of this Current Report on Form 8-K, on December 12, 2016, Enstar borrowed $200 million under its existing unsecured $665 million revolving credit facility (the “Revolving Credit Facility”), the proceeds of which were used to fund in part Enstar’s investment in KaylaRe and pay costs and expenses associated therewith. Following the draw down, Enstar has approximately $223 million of undrawn borrowing capacity under the Revolving Credit Facility. A summary of the material terms of the Revolving Credit Facility is included in Enstar’s Current Report on Form 8-K filed with the SEC on August 11, 2016 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 15, 2016, Enstar announced that Nicholas Packer has been appointed as Chief Executive Officer of KaylaRe and KaylaRe Ltd., and will also serve as a member of their Boards of Directors. In connection with accepting such appointments, Mr. Packer and Enstar entered into a separation agreement dated as of December 16, 2016, and Mr. Packer resigned as Executive Vice President and Joint Chief Operating Officer of Enstar and as Chairman and Chief Executive Officer of Enstar’s subsidiary, StarStone Specialty Holdings Limited, effective concurrently therewith. The separation agreement provides that Mr. Packer will be eligible to receive an annual incentive program award from Enstar for the performance year ending December 31, 2016, in an amount to be determined by Enstar’s Compensation Committee and paid no later than April 15, 2017. The agreement also provides for the continuation of Mr. Packer’s 18-month noncompetition covenant, provided that such covenant will not prevent him from working for KaylaRe or KaylaRe Ltd. Mr. Packer will also maintain his stock appreciation rights in Enstar granted in August 2014 and scheduled to vest in August 2017. Mr. Packer will remain on the StarStone Specialty Holdings Limited Board of Directors as a non-employee director.
With the launch of KaylaRe, Enstar also announced, effective as of December 15, 2016, that Paul O’Shea has been named President of Enstar. Mr. O’Shea, age 59, is a co-founder of Enstar and has served as Executive Vice President and Joint-Chief Operating Officer and a member of Enstar’s Board of Directors since 2001. For a description of Mr. O’Shea’s background, see the information set forth in the Company’s Proxy Statement (the “Proxy Statement”), as filed with the Securities and Exchange Commission on April 29, 2016, which is incorporated herein by reference.
Enstar also announced, effective as of December 15, 2016, that Orla Gregory has been named Chief Operating Officer of Enstar. Ms. Gregory, age 42, has served as Chief Integration Officer since 2015. Previously, she served as Executive Vice President, Mergers and Acquisitions, and has held various other senior roles at Enstar. For a description of Ms. Gregory’ background, see the information set forth in the Proxy Statement, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: December 16, 2016	By:	/s/ Mark W. Smith
Mark W. Smith
Chief Financial Officer